AZZ Inc. Announces CFO Succession Plan
March 26, 2024 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), the leading independent provider of hot-dip galvanizing and coil coating solutions in North America, today announced that Mr. Philip Schlom, Chief Financial Officer of AZZ, will retire from the Company upon completion of his current agreement which concludes on November, 4, 2024. Mr. Jason Crawford, Senior Vice President - Finance of AZZ Precoat Metals, has agreed to transition into the role of Chief Financial Officer of AZZ Inc.
Tom Ferguson, Chief Executive Officer of AZZ, said “During his four years with the Company, Philip strengthened the accounting, finance, compliance, controls, and audit functions and was integral to the successful strategic transformation of the Company. While his retirement is not imminent, his work ethic and passion for the Company and its people will be hard to replace. I truly appreciate his advance notice that will ensure a smooth and well-planned transition.”
“We are fortunate to have talented leadership and significant bench strength. AZZ strives to promote a ‘next person up’ culture to ensure continuity in many of our key positions. Therefore, I am pleased to announce that Jason Crawford will be our next Chief Financial Officer. Jason currently serves as Senior Vice President – Finance AZZ Precoat Metals. His strong track record of accomplishments includes twelve years’ collective experience with Precoat Metals and parent Sequa Corporation, a $2 billion company previously owned by global investment firm Carlyle. Jason has more than 20 years of progressive experience in senior level accounting and finance leadership positions and a demonstrated track record of success on mergers and acquisitions. He has broad expertise in both domestic and international companies across a wide variety of industries” concluded Mr. Ferguson.
Prior to his current role Mr. Crawford’s tenure with Precoat Metals/Sequa Corporation included the role of Senior Vice President - Finance Sequa Corporation (2020-2022, and Senior Vice President - Finance Precoat Metals (2012-2020). He also served in numerous leadership roles within Finance at Boston Scientific (2006 to 2012). Prior to 2006 Mr. Crawford held various accounting and leadership roles at CTS Corporation (1995-2006). Mr. Crawford has a Master of Business Administration degree from Washington University Olin Business School, and a Bachelor of Arts in Accounting from University Abertay, Dundee, Scotland.

About AZZ Inc.
AZZ Inc. is the leading independent provider of hot-dip galvanizing and coil coating solutions to a broad range of end-markets. Collectively, our business segments provide sustainable, unmatched metal coating solutions that enhance the longevity and appearance of buildings, products and infrastructure that are essential to everyday life.

Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as "may," "could," "should," "expects," "plans," "will," "might," "would," "projects," "currently," "intends," "outlook," "forecasts," "targets," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Forward-looking statements speak only as of the date they are made and are subject to risks that could cause them to differ materially from actual results. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the construction markets, the industrial markets, and the metal coatings markets. We could also experience additional increases in labor costs, components and raw materials including zinc and natural gas, which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition opportunities; an increase in our debt leverage and/or interest rates on our debt, of which a significant portion is tied to variable interest rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility, including a prolonged economic downturn or macroeconomic conditions such as inflation or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business, including in Part I, Item 1A. Risk Factors, in AZZ's Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov. You are urged to consider these factors carefully when evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations and Company Contact:
David Nark, Senior Vice President of Marketing, Communications, and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Sandy Martin / Phillip Kupper

Three Part Advisors
(214) 616-2207
www.threepa.com

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